Exhibit 10.45
2008 Management Incentive Plan
2008 Management Incentive Plan MIP will be initially calculated based on the following components and payout tier structure. Budget Total Revenue Performance Results 418.0 454.9 473.4 482.6 487.2 491.8 494.3 496.7 499.2 501.6 504.1 2007 Actual = 504.7 % to Actual (Actual/Budget) < 85% 85% 92.5% 96.25% 98.13% 99.06% 100% 100.5% 101% 101.5% 102% 102.5% CAP 30% 2008 Plan = 491.8 Payout Factor 0% 50% 60% 70% 80% 90% 100% 110% 120% 130% 140% 150% Budget Net Income After Tax Performance Results 99.2 107.9 112.3 114.5 115.6 116.7 117.0 117.3 117.6 117.9 118.2 2007 Actual = 100.8 % to Actual (Actual/Budget) < 85% 85% 92.5% 96.25% 98.13% 99.06% 100% 100.25% 100.5% 100.75% 101% 101.25% CAP 25% 2008 Plan = 116.7 Payout Factor 0% 50% 60% 70% 80% 90% 100% 110% 120% 130% 140% 150% Budget Deposits Performance Results 7,888.8 7,979.8 8,025.3 8,048.1 8,059.4 8,070.8 8,080.9 8091.1 8,495.6 8,900.2 9,304.7 9,709.3 10,113.8 2007 Actual = 8,301.925 % to Actual (Actual/Budget) < 97.5% 97.5% 98.63% 99.19% 99.47% 99.61% 99.75% 99.88% 100% 105% 110% 115% 120% 125% CAP 20% 2008 Plan = 8,091.055 Payout Factor 0% 50% 60% 70% 80% 90% 100% 110% 120% 126% 132% 138% 144% 150% Budget Non Performing Assets Performance Results 330.7 315.6 308.1 304.4 302.5 300.6 294.6 288.6 282.6 276.6 270.5 2007 Actual = 251.540 % to Actual (Actual/Budget) < 90% 90% 95% 97.5% 98.75% 99.38% 100% 102% 104% 106% 108% 110% CAP 15% 2008 Plan = 300.6 Payout Factor 0% 50% 60% 70% 80% 90% 100% 110% 120% 130% 140% 150% Budget Expense Mgmt Performance Results 318.9 315.7 314.2 313.4 313.0 312.6 311.0 309.5 307.9 306.3 304.8 2007 Actual = 327.423 % to Actual (Actual/Budget) < 98% 98% 99% 99.5% 99.75% 99.88% 100% 100.5% 101% 101.5% 102% 102.5% CAP 10% 2008 Plan = 312.6 Payout Factor 0% 50% 60% 70% 80% 90% 100% 110% 120% 130% 140% 150% 00% Payout % is incremental between tiers (ex. Each % over budget earns x% additional incentive) 1 Discretion may be used by the compensation committee to over-ride the formula under appropriate circumstances
2 Any adjustments for unusual items (such as acquisitions, divestitures) w ill require compensation committee approval Discretionary Modifier — Guidelines Only 3 The above numbers w ill not include the impact of extra-ordinary items
An additional peer group ranking modifier may be used to determine final payouts of MIP 4 The above numbers w ill be adjusted to neutralize the impact of equity compensation
Component Weighting 5 The above numbers w ill be adjusted to normalize the impact of equity adjustments due to interest rate movements Revenue 50% Peer Group: 6 The discretion of management and the compensation committee is the final factor in the determination of
EXHIBIT Net Income 50% Chemical Bank eligibility and for final determination of payment aw ard. Independent Bank Peer Ranking Factor MBT Above 75th Percentile 125% Old National Below 25th Percentile 50% First Merit Mercentile Bank Macatawa Bank Capital Bancorp 2008 vs 2007 performance Citizens First 10.45

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